UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 25, 2005

ELECTRONIC SYSTEMS TECHNOLOGY INC.
(A Washington Corporation)

Commission File no. 000-27793
IRS Employer Identification no. 91-1238077

415 N. Quay St. #4
Kennewick WA 99336
(Address of principal executive offices)

Registrant's telephone number, including area code:(509) 735-9092

ITEM 8.01. OTHER EVENTS

During the Company's scheduled Board of Directors Meeting on February 25, 2005, the Board of Directors awarded Stock Options for Employees and Directors, as was recommended by the Board's Employee/Director Stock Option Committee, subject to the conditions delineated in the Committee's recommendations and in accordance with the Electronic Systems Technology, Inc. Stock Option Plan for Directors, Officers, and Employees, as approved by Shareholder vote on June 7, 1996. The exercise price of the awarded stock options was $0.78 per share. Employees and Directors, who were recipients of the stock options and conditions relating to the stock options approved by the Board of Directors, are delineated on attached Exhibit 20.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 20.1 - Summary of Employee/Director Stock Option Committee recommendations regarding Employee and Director Stock Options, as approved by the Company's Board of Directors, February 25, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC SYSTEMS TECHNOLOGY, INC.

/s/ T. L. KIRCHNER

By: T.L. Kirchner
President
Date: February 28, 2005